Exhibit 10.7

FORM L1 (Version 2) GUIDANCE NOTES AVAILABLE	LANDS TITLES REGISTRATION OFFICE SOUTH AUSTRALIA LEASE FORM APPROVED BY THE REGISTRAR-GENERAL
PRIORITY NOTICE ID

BELOW THIS LINE FOR OFFICE PURPOSES ONLY

SERIES NO	PREFIX
L

AGENT CODE

MEOL61

LODGED BY

Mellor Olsson

Level 6, 89 Pirie Street

ADELAIDE SA 5000

CORRECTION TO

Mellor Olsson

SUPPORTING DOCUMENTATION LODGED WITH INSTRUMENT

(COPIES ONLY)

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CORRECTION	PASSED
REGISTERED REGISTRAR-GENERAL

LEASE

PRIVACY COLLECTION STATEMENT: The information in this form is collected under statutory authority and is used for maintaining publicly searchable registers and indexes. It may also be used for authorised purposes in accordance with Government legislation and policy requirements.

LAND DESCRIPTION

Portion of the land comprised in Certificate of Title Register Book Volume 5687 Folio 5 being part of the Ground Floor, 200 Greenhill Road, Eastwood SA 5063 marked “Tenancy A” on the attached plan together with the improvements thereon (hereinafter called “the Premises”)

ESTATE & INTEREST

In fee simple

LESSOR (Full name and address)

200 GREENHILL ROAD PTY LTD ACN 131 366 535 of 179 Fullarton Road Dulwich SA 5065

LESSEE (Full name, address and mode of holding)

BIONOMICS LIMITED ACN 075 582 740 of 31 Dalgleish Street, Thebarton SA 5031

TERM                              Five (5) years

COMMENCING ON      1 June 2021

AND

EXPIRING ON               31 May 2026

With one right of renewal for the period set out in Item 10 of the Reference Schedule

RENT AND MANNER OF PAYMENT (or other consideration)

ONE HUNDRED AND NINETY TWO THOUSAND TWO HUNDRED AND TWENTY SIX DOLLARS AND FIFTY CENTS ($192,226.50) (plus GST) per annum payable calendar monthly in advance on the 1st day of each and every calendar month during the term of this Lease.

IT IS COVENANTED BY AND BETWEEN THE LESSOR AND THE LESSEE as listed herein: (Covenants, where not deposited, to be set forth on insert sheet(s) and securely attached)

OPERATIVE CLAUSE *Delete the inapplicable

The Lessor LEASES TO THE LESSEE the land above described and the LESSEE ACCEPTS THIS LEASE of the land for the term and at the rent stipulated, subject to the covenants and conditions expressed herein and to the powers and covenants implied by the Real Property Act 1886 (except to the extent that the same are modified or negatived below).

DEFINE THE LAND BEING LEASED INCORPORATING THE REQUIRED EASEMENT(S) ETC.

N/A

CONSENTS OF MORTGAGEES AND SECTION 32 DEVELOPMENT ACT 1993 CERTIFICATION

The provisions of this Lease do not contravene Section 32 of the Development Act 1993.

DATED         31 May 2021

CERTIFICATION *Delete the inapplicable

Lessor(s)

*The Certifier has taken reasonable steps to verify the identity of the lessor.

*The Certifier holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Certifier has retained the evidence to support this Registry Instrument or Document.

*The Certifier has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By:

Name of certifying party

Capacity of certifying party

for:    Mellor Olsson Lawyers

          Company name

on behalf of the Lessor

Lessee(s)

*The Certifier has taken reasonable steps to verify the identity of the lessee.

*The Certifier holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Certifier has retained the evidence to support this Registry Instrument or Document.

*The Certifier has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By:

Name of certifying party

Capacity of certifying party

for:

            Company name

on behalf of the Lessor

REFERENCE SCHEDULE

ITEM 1

Certificates of Title being Leased

Portion of the land comprised in Certificate of Title Register Book Volume 5687 Folio 5 being part of the Ground Floor, 200 Greenhill Road, Eastwood SA 5063 as shown on the Floor Plan annexed hereto being the Premises marked “Tenancy A” on the plan

ITEM 2

Estate of Lessor	In fee simple

ITEM 3

Encumbrances	Subject to Mortgage 11825924

ITEM 4

Lessor	200 GREENHILL ROAD PTY LTD ACN 131 366 535 of 179 Fullarton Road, Dulwich SA 5065

ITEM 5

Lessee	BIONOMICS LIMITED ACN 075 582 740 of 31 Dalgleish Street, Thebarton SA 5031

ITEM 6

Term of Lease	Five (5) years commencing on the 1st day of June 2021 and expiring at midnight on 31 May 2026

ITEM 7

Rent and Manner of Payment (or Other Consideration) (Clause 4.1)

ONE HUNDRED AND NINETY TWO THOUSAND TWO HUNDRED AND TWENTY SIX DOLLARS AND FIFTY CENTS ($192,226.50) (plus GST) per annum being ONE HUNDRED AND SEVENTY ONE THOUSAND SEVEN HUNDRED AND SIX DOLLARS AND FIFTY CENTS ($171,706.50) (plus GST) per annum for the office accommodation and TWENTY THOUSAND FIVE HUNDRED AND TWENTY DOLLARS ($20,520.00) (plus GST) per annum for eighteen (18) onsite car parks. The annual rent shall be paid by equal consecutive calendar monthly instalments equivalent to one twelfth of the annual rental always in advance the first such instalment to be paid on the 1st day of June 2021 and thereafter on the 1st day of each and every calendar month.

ITEM 8

Development Act Certification	This Lease does not contravene Section 32 of the Development Act 1993

ITEM 9

Description of the Land (Clause 1.1)	The whole of the land comprised in Certificate of Title Register Book Volume 5687 Folio 5

ITEM 10

Further Term	Five (5) years commencing 1 June 2026 and expiring at midnight on 31 May 2031

ITEM 11

Rent Review Date (Clause 4.4)	1st day of June 2022 1st day of June 2023 1st day of June 2024 1st day of June 2025

ITEM 12

Rent Review Date in respect of further term	1st day of June 2026 1st day of June 2027 1st day of June 2028 1st day of June 2029 1st day of June 2030

ITEM 13

Lessee’s Redecoration Date (Clause 6.3)	At the expiration of the term of this Lease or upon any earlier determination

ITEM 14

Interest Rate (Clause 4.5)	A rate of interest of two (2) per centum per annum greater than the prime lending rate of interest charged from time to time by the Commonwealth Bank of Australia on overdrafts of $100,000.00 or more

ITEM 15

Public Risk Policy (Clause 7.1)	TWENTY MILLION DOLLARS ($20,000,000.00)

ITEM 16

Permitted Use of Premises (Clause 5.2, 8.1 and 8.5)	Office accommodation

ITEM 17

Hours when Occupancy of the Premises Not Permitted Clause 8.5(e) and (g)	Refer Clause 3 of the Fourth Schedule

ITEM 18

(a) Lessee’s Percentage of Outgoings and Cleaning Costs (Clauses 4.3, 6.5 and Third Schedule)	24.12%

(b) Lessee’s Percentage of Ground Floor Air Conditioning Electricity Charges	50.36%

ITEM 19

Schedules Forming Part of this Lease	First Schedule – Inventory of Lessor’s Fixtures and Fittings

Second Schedule – Part A – Services to be Provided by Lessor Part B – Operating Procedures and Building Regulations

Third Schedule – Lessee’s Contribution to Outgoings

Fourth Schedule – Special Covenants and Conditions

Fifth Schedule – Right of Renewal

Sixth Schedule – Rent Review

RESERVATIONS

The Lessor being registered as the proprietor of the estate or interest referred to in Item 2 of the Reference Schedule HEREBY RESERVES unto the Lessor and persons claiming through or authorised by it the use of the exterior walls the roof and the right to install maintain use repair alter and replace pipes ducts conduits and wires leading through the Premises and to pass and run water air electricity sewerage drainage gas and other services through such pipes ducts and conduits and wires and to enter upon the Premises for such purposes PROVIDED THAT in exercising such rights as aforesaid the Lessor shall not interfere with the Lessee in its use and occupation of the Premises more than is reasonably necessary.

INDEX

HEADING

1.	DEFINITIONS AND INTERPRETATIONS

2.	EXCLUSION OF CERTAIN STATUTORY PROVISIONS AND IMPLIED TERMS

3.	TERM OF LEASE AND FURTHER TERM

4.	RENT, RENT REVIEW AND LESSEE’S CONTRIBUTION TO OUTGOINGS

5.	ASSIGNMENT/SUB-LETTING

6.	MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS

7.	INSURANCE AND INDEMNITY

8.	USE OF THE PREMISES AND THE BUILDING

9.	RIGHTS RESERVED BY LESSOR

10.	COVENANTS BY LESSOR

11.	MISCELLANEOUS

12.	SPECIAL COVENANTS AND CONDITIONS

FIRST SCHEDULE

SECOND SCHEDULE

THIRD SCHEDULE

FOURTH SCHEDULE

FIFTH SCHEDULE

SIXTH SCHEDULE

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Meanings

In this Lease unless the contrary intention appears:

(a)

“the Building” means the building erected upon the Land or part thereof of which the Premises forms part including the common areas of the Building and also the fixtures and fittings in the Building together with any extension or alterations subsequently made to the Building.

(b)

“the Building Services” means the services for the time being provided to the building or the premises by the Lessor and without limiting the generality of this expression includes the services listed in Part A of the Second Schedule.

(c)

“clean” means the maintenance of the Premises and the water closets washrooms and lavatories of the Building in a thoroughly clean sanitary and tidy condition including but without limiting the generality thereof the cleaning of the exterior and interior of all windows and glass doors the removal of all waste and garbage from the Premises the Building and the Land and ensuring that at all times there is a good and sufficient supply of paper towels and other toilet requisites in the water closet washrooms and lavatories of the Building and further, includes cleaning of the car parking areas and the watering of the common area landscaping and replacement planting. “Cleaning” shall have a corresponding meaning.

(d)

“the common areas of the Building” means the tearooms toilet and washroom facilities forecourts entrances vestibules passages stairways landings escalators and lifts and other areas if any from time to time permitted by the Lessor to be used in general by the occupants of the Building.

(e)	“the Land” means the Land described in Item 9 of the Reference Schedule.

(f)	“this Lease” includes the Schedules referred to in Item 19 of the Reference Schedule and any plan (if any) herein referred to or annexed hereto.

(g)

“the Lessee” means the Lessee or Lessees named in Item 5 of the Reference Schedule and if a person or persons his or their respective executors administrators successors and permitted assigns or if a company the Lessee and its permitted assigns and where there are two (2) or more Lessees shall mean and include the Lessees and each and every of them and each and every of their executors administrators and permitted assigns.

(h)

“the Lessee and persons under his control” means the Lessee his servants and agents and any other person in or about the Premises at any time at the request or invitation of or under the control or direction of the Lessee.

(i)

“the Lessor” means the Lessor named in Item 4 of the Reference Schedule its successors and assigns or being a person or persons his or their respective executors administrators and assigns and where not repugnant to the context its servants or agents (including for the purpose of giving any notice any managing agent appointed from time to time by the Lessor).

(j)

“Operating Procedures and Building Regulations” means the procedures and regulations contained in Part B of the Second Schedule to this Lease as may from time to time be varied or amended pursuant to clause 9.5.

(k)

“the Premises” means the premises referred to in Item 1 of the Reference Schedule including such floor coverings curtains blinds ceilings light fittings air conditioning and other fixtures fittings plant machinery and equipment (if any) provided by the Lessor from time to time and without limiting the generality of the foregoing the fixtures and fittings (if any) described in the First Schedule hereto.

(l)	“the Reference Schedule” means the schedule headed “Reference Schedule” contained in Pages 4, 5 and 6 of this Lease.

(m)	Any provision of this Lease to be performed by two (2) or more persons shall bind those persons jointly and severally.

(n)

Any reference in this Lease to any statute code or regulation is deemed to include all amendments and revisions made from time to time to that statute code or regulation and any statute code or regulation passed in substitution for the statute or ordinance referred to herein or incorporating any of its provisions.

(o)

Where the context so permits words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include corporations and vice versa and words importing the singular number shall include the plural and vice versa (unless repugnant or inconsistent to the context in which they are used).

(p)

Wherever the initials “N/A” appear in any of the Schedules in this Lease it shall mean that that particular Item or Schedule and the clause or part thereof which refers to that Item or Schedule shall not apply to the terms of this Lease.

(q)	The Index to this Lease and headings and marginal notation in this Lease have been inserted for convenience only and shall not in any way limit or govern the construction of the terms of this Lease.

2.	EXCLUSION OF CERTAIN STATUTORY PROVISIONS AND IMPLIED TERMS

2.1	Real Property Act

(a)

The covenants and powers implied in every Memorandum of Lease by virtue of Sections 124 and 125 of the Real Property Act 1886 (as amended) shall not apply or be implied in this Lease except insofar as the same or some part or parts thereof are included in the covenants herein contained.

(b)

To the extent permitted by law the application to this Lease of any moratorium or other Act whether State or Federal having the effect of extending the term reducing or postponing the payment of rent or otherwise affecting the operation of the terms of this Lease is expressly excluded and negatived.

2.2	Severability

The Lessor and the Lessee hereby agree that if any provision of this Lease is in breach of the Competition and Consumer Act 2010 (Cth) or any Act whether State or Federal and in consequence of such breach is void voidable unenforceable or invalid then in any such case such provision shall be severable from this Lease and this Lease shall be read as though such provision did not form part of the same at any time.

2.3	Exclusion of Implied Terms

The covenants provisions terms and agreements contained in this Lease expressly or by statutory implication cover and comprise the whole of the agreement between the parties and the parties expressly agree and declare that no further or other covenants agreements provisions or terms whether in respect of the Premises or otherwise shall be deemed to be implied herein or to arise between the parties by way of collateral or other agreement by reason in this Lease of any promise representation warranty or undertaking given or made by any party or its employee or agent to any other party or its employee or agent on or prior to the execution of this Lease and the existence of any such implication or collateral or other agreement is hereby negatived.

3.	TERM OF LEASE AND FURTHER TERM

3.1	Term of Lease

The term of this Lease shall commence on and include the commencement date stated in Item 6 of the Reference Schedule and shall continue until the expiration of the period referred to in Item 6 of the Reference Schedule.

3.2	Option to Renew

If a period is specified in Item 10 of the Reference Schedule, the Lessor grants to the Lessee on and subject to the terms and conditions of the Fifth Schedule the option to renew the term hereby granted for the period therein specified.

3.3	Monthly Tenancy

Should the Lessee with the express consent of the Lessor continue to occupy the Premises beyond the expiration of the term of this Lease (otherwise than pursuant to the grant of a further Lease) the Lessee shall do so as a monthly tenant only at a rental payable calendar monthly in advance the first such payment to be made on the day following the expiration of the term of this Lease equal to one-twelfth of the sum of the following amounts:

(a)	the annual amount of the current market rent in respect of the Premises at the time which shall be the then current monthly rental increased by 3%; and

(b)

the annual amount of the Lessee’s contribution to the outgoings of the Building referred to in the Third Schedule to this Lease. The monthly tenancy so created shall be determinable by either party by at least one (1) calendar month’s notice in writing to the other expiring not earlier than the last day of a month of a tenancy PROVIDED HOWEVER that no such holding over shall be implied from the fact that the Lessee failed to give vacant possession of the Premises to the Lessor upon the expiration of the term of this Lease.

3.4	Reduction of Term

Should the Lessor become entitled to re-enter or determine this Lease the Lessor may at its option by written notice reduce the unexpired residue of the term of this Lease to a period of one (1) month and thereafter from month to month upon the conditions stated in clause 3.3 hereof.

4.	RENT, RENT REVIEW AND LESSEE’S CONTRIBUTION TO OUTGOINGS

4.1	Covenant to Pay Rent

The Lessee covenants to pay rent to the Lessor during the term of this Lease at the rate stated in Item 7 of the Reference Schedule and when applicable at any higher rate determined pursuant to clause 4.4 hereof.

4.2	Manner of Payment of Rent

(a)

The rent reserved by this Lease shall be paid by the Lessee by equal calendar monthly instalments in advance on the first day of each month (and proportionately for any part of a month) the first instalment to be paid on the commencement date.

(b)

All payments of rent or other moneys required to be paid by the Lessee under this Lease shall be paid to the Lessor or as the Lessor may in writing otherwise direct without any abatements or deductions whatsoever.

4.3	Additional Payments by Lessee

The Lessee covenants to pay to the Lessor as additional rent reserved under this Lease:

(a)	The Lessee’s contribution to the outgoings of the Building in the manner provided in the Third Schedule; and

(b)

The Lessee’s proportion of the cost of toilet requisites, waste removal from and cleaning of the Building and the common areas of the Building including window cleaning and electricity charges in respect of the common areas of the Building being the percentage stated in Item 18(a) of the Reference Schedule. Despite the above, the Lessee may in respect of any contract the Lessee enters into with the Lessor’s designated cleaner in respect of cleaning the Premises, include a requirement to pay such cleaner the amounts required to be paid by the Lessee under this clause, and if so, payments by the Lessee to the cleaner of such amounts will be deemed to satisfy the Lessee’s obligations under this clause 4.3(b).

4.4	Rent Reviews

The annual rental shall be reviewed on each of the successive dates stated in Item 11 and Item 12 of the Reference Schedule (each of such dates being called “the review date”) in accordance with the method set out in the Sixth Schedule.

4.5	Interest on Overdue Rent or Other Moneys

If any rent or other moneys payable by the Lessee under this Lease remain unpaid for fourteen (14) days after their due date then the Lessee shall pay to the Lessor interest on those moneys at the annual percentage rate stated in Item 14 of the Reference Schedule calculated from the due date to the date of payment and the Lessor will be entitled to recover those moneys and such interest as if the same were rent in arrears.

4.6	Goods and Services Tax

(a)	Unless otherwise agreed by the Lessor and the Lessee, any supply under or in accordance with this Lease and/or the premises is exclusive of GST and liability for GST shall be in addition thereto.

(b)

If at any time the Lessor shall be required to pay GST in respect to any supply made by the Lessor under or in accordance with this Lease, the Lessee shall in addition to any other monies due and payable by it under this Lease, pay to or reimburse the Lessor the amount of any such GST provided that the Lessee receives a tax invoice.

(c)

If at any time the Lessee shall be required to pay GST in respect to any supply made by a third party of and incidental to the premises and/or this Lease, the Lessee shall pay to that third party on demand the amount of any such GST provided that the Lessee receives a tax invoice.

(d)

Any non payment or non reimbursement of GST by the Lessee to the Lessor or any non payment of GST by the Lessee to a third party pursuant to this Lease shall be treated as a fundamental breach of this Lease and have the same consequences under this Lease as non payment of any other monies due and owing by the Lessee.

(e)	For the purposes of this Lease:

“GST” means any goods and services or similar tax imposed by and defined in the GST Law;

“GST Law” means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth) or any other Act specified in section 195-1 of that Act or any Act or Regulation pursuant to, associated with, amending or replacing that Act;

“tax invoice” has the same meaning as that given in Section 195 of the GST Law.

5.	ASSIGNMENT/SUB-LETTING

5.1	Lessee Not to Sub-let Without Consent

The Lessee covenants not to sub-let mortgage or otherwise deal with its right to possession of the Premises without the prior written consent of the Lessor (which consent shall not be unreasonably or capriciously withheld).

5.2	Conditions of Assignment

(a)

The Lessee covenants not to assign this Lease without the prior written consent of the Lessor. The Lessor will not withhold consent to an application by the Lessee to assign the Lease if prior to any such assignment:

(i)

the Lessee shall demonstrate to the reasonable satisfaction of the Lessor that the proposed assignee is responsible and of sound financial standing and intending to use the Premises for the use specified in Item 16 of the Reference Schedule;

(ii)	all rent and other moneys payable by the Lessee to the Lessor up to the date of proposed assignment have been paid;

(iii)	there is not any existing unremedied breach of any of the terms of this Lease;

(iv)	the Lessee procures the execution by the assignee of a transfer and/or an assignment of this Lease in a form approved by the Lessor;

(v)	all costs incurred by the Lessor (whether or not the proposed assignment proceeds to completion) have been paid by the Lessee;

(vi)

where the proposed assignee is a company other than a public company as defined in the Corporations Act 2001 the Lessor may require the directors and/or controlling shareholders of such company to enter into a deed guaranteeing the performance by that company of the terms of this Lease such guarantee to be in a form acceptable to the Lessor and the costs incurred by the Lessor in the preparation and execution of such guarantee are paid by the Lessee; and

(vii)	if requested by the Lessor a Bank Guarantee is provided by the Assignee on the terms and conditions set out in paragraph 5 of the Fourth Schedule.

(b)	For the purposes of this clause 5.2 an assignment of this Lease shall be deemed to have been effected in any of the following circumstances:

(i)

If the Lessee being a company or any one of the Lessees being a company other than a listed public company as defined in the Corporations Act 2001 has had a change in the beneficial ownership of its shares which change has the effect of altering the person or persons in effective control of the company.

(ii)	If the Lessee is a partnership any change in the constitution of the partnership except by the death of any partner.

Any such assignments taking effect without the Lessor’s prior written consent shall be deemed a default by the Lessee under the provisions of this Lease.

Where the Lessor consents to an assignment under clause 5.2, the Lessor will release the Lessee from and against any claims in respect of the Lease and the assignment of the same on the date being the second anniversary of such assignment of the Lease.

5.3	Grounds on which consent to assignment can be withheld

The Lessor is entitled to withhold consent to an assignment of this Lease in any of the circumstances set out in Section 43 of the Retail and Commercial Leases Act 1995.

6.	MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS

6.1	Lessee to Keep Premises and Fixtures in Good Repair

(a)

The Lessee shall keep the interior of the Premises and all fixtures and fittings (including any carpets curtains or blinds) installed or provided by the Lessor (which fixtures and fittings are more particularly described in the inventory of the Lessor’s fixtures and fittings in the First Schedule) in good repair and at the expiration or sooner determination of this Lease shall yield up the Premises and the fixtures and fittings of the Lessor in good repair.

(b)	The obligation of the Lessee stated in paragraph (a) of this clause does and clause 6.4 does not include:

a.	responsibility for fair wear and tear; and

b.

any damage or destruction to the Premises or the Building from fire, flood, lightning, storm, tempest, inevitable accident, act of God or war damage whether to the Premises or Building (except where insurance moneys are irrecoverable in consequence of any act, omission or default of the Lessee and persons under his control, in which event the Lessee must rectify the damage).

6.2	Service of Plant and Equipment Within and Exclusively Servicing the Premises

In the event that the Lessor installs any plant or machinery within and exclusively servicing the Premises then the Lessee shall keep all such plant or machinery maintained serviced and in good repair and will enter into and keep current at the Lessee’s expense such maintenance service and repair contracts as are reasonably required by the Lessor for that purpose with contractors approved by the Lessor.

6.3	Reinstatement Makegood

(a)

The Lessee shall at the Lessee’s own cost and expense reinstate the Premises throughout to the reasonable satisfaction of the Lessor before each of the dates specified in Item 13 of the Reference Schedule and immediately before the date of expiration of the term of this Lease. In this clause the term “reinstate” shall include the washing down of the whole of the interior of the Premises including all partitions or additions made to the Premises and the treatment as previously treated of all internal surfaces of the Premises (including the ceiling and T-bars) by repairing and painting (with not less than two (2) coats) staining polishing or otherwise to colours and specifications approved by the Lessor and also the replacing of all carpet/floor tiles/floor coverings which in the opinion of the Lessor’s building consultant are worn, damaged or otherwise in need of replacement (fair wear and tear excepted).

(b)

Should the Lessee fail to reinstate the Premises by the dates specified in Item 13 of the Reference Schedule the Lessor may undertake reinstatement at the Lessee’s expense and the Lessee shall repay amounts so expended by the Lessor on demand.

(c)

The Lessee shall at the commencement of the term of this Lease fit out and decorate the Premises at the Lessee’s own cost and expense subject always to the Lessor’s prior written consent as regards quality and type of fixtures and fittings and colour schemes used such consent not to be unreasonably or capriciously withheld.

6.4	Lessee’s Further Maintenance/Repair Obligations

The Lessee shall at the Lessee’s expense:

(a)	ensure that all waste is placed daily in suitable receptacles;

(b)	as soon as practicable make good any damage to any part of the Building (including the common areas) or to the Premises or any part thereof caused by the Lessee and persons under his control;

(c)	as soon as practicable replace all glass broken by the Lessee and persons under his control;

(d)	replace all damaged or non-operative light globes and tubes within the Premises;

(e)	take any steps necessary to control any pest infestation occurring within the Premises and if required by the Lessor engage a pest exterminator approved by the Lessor;

(f)	repair or where appropriate replace heating lighting electrical and plumbing fittings installed in the Premises broken or damaged by the Lessee and persons under his control;

(g)	comply with all statutes ordinances proclamations orders and regulations affecting the Premises or any fixtures or fittings installed by the Lessee therein;

(h)

comply with any notices or orders which may be given by any competent authority in respect of the Premises or their use by the Lessee and will keep the Lessor indemnified in respect of all such matters

PROVIDED THAT the Lessee shall be under no liability in respect of any structural alterations or items involving a capital cost unless that liability arises out of the Lessee’s use or occupation of the Premises.

6.5	Cleaning

(a)	The Lessee shall keep the Premises clean at the Lessee’s expense.

(b)

In the event of the Lessor or the Lessor’s appointed contractors providing during the term of this Lease a service for the routine cleaning of the Building the Lessee shall, if so required by the Lessor (and allowed by law), use such service for the cleaning of the Premises and shall permit the Lessor’s cleaning contractors to have access to the Premises at all reasonable times for the purpose of carrying out such routine cleaning. The Lessee will be invoiced directly by the Lessor’s appointed contractors. The Lessee may negotiate and contract directly with the Lessor’s cleaning contractors in respect of the Lessor’s requirements for cleaning the Premises.

6.6	Alterations or Additions to Premises by Lessee

(a) (i)

The Lessee shall not install or use in the Premises internal partitions curtains or other window treatments or light fittings other than of a standard as to type quality and size as the Lessor shall approve.

(ii)

The Lessee shall not without the prior written consent of the Lessor, remove or alter any fixture or fitting provided by the Lessor within the Premises. Where such consent is forthcoming, the Lessee acknowledges and agrees to reinstate any such fixtures or fittings at the expiration of the term of this Lease or upon any earlier determination.

(b)	The Lessee shall not install or place any heavy item fixture or fittings which is or is likely in the opinion of the Lessor to overload the structure of any part of the Building.

(c)

The Lessee shall not make alterations or additions to the Premises nor install or alter any partitioning nor install or place any heavy equipment fitting fixture or machinery likely to disturb the efficient operation of the air conditioning or other systems servicing the Building or the Premises without the Lessor’s prior written approval (which shall not be unreasonably or capriciously withheld) and:

(i)	in seeking the Lessor’s approval to a proposed alteration or addition or installation/alteration the Lessee shall submit plans and specifications of the proposed work;

(ii)	the Lessor may require as a condition of its approval that:

(1)	any such work shall be supervised by a person nominated by the Lessor;

(2)	any such work shall be executed by contractors or tradespeople as are approved by the Lessor;

(3)

the Lessee pays on demand all costs incurred by the Lessor in considering the proposed works and their supervision including the fees of architects or other building consultants employed by the Lessor;

(4)

the Lessee shall obtain from any competent authority all necessary approvals or permits necessary to enable such proposed work to be lawfully effected and shall on request by the Lessor produce for inspection to the Lessor copies of all such approvals and permits from any such competent authority;

(5)	upon completion of the works the Lessee shall produce to the Lessor any certificates of compliance issued by any such competent authority;

(6)	the Lessee shall reimburse the Lessor any cost or expense as may be incurred by the Lessor as a result of the installation operation or removal of any such equipment fixture fitting or machinery;

(7)	if requested by the Lessor, the Lessee shall reinstate the Premises to their original condition at the expiration of the term of this Lease or upon any earlier determination.

(d)

The Lessee shall not without the written consent of the Lessor which shall not be unreasonably or capriciously withheld, erect nor permit or suffer to be erected blinds, shades, awnings, window ventilators or other similar window treatments in or upon the Premises.

(e)

The Lessee shall not without the written consent of the Lessor, which consent shall not be unreasonably withheld, cause any advertisement notice poster hoarding or sign to be affixed to or placed near any window in the Premises so as to be visible from the outside of the Building.

6.7	Removal of Fixtures and Fittings by Lessee on Termination

(a)

The Lessee shall prior to the expiration of the term of this Lease remove all partitions alterations or additions installed or made by the Lessee or on behalf of the Lessee and make good damage to the Premises caused by such removal and where the term of this Lease shall be determined prior to the expiration of the term stated in Item 6 of the Reference Schedule the Lessee shall effect such removal and making good of damage within a reasonable time after such determination. For the avoidance of doubt, all lights, power and telecommunication outlets and air-conditioning registers must be relocated to the building layout position prior to occupation.

(b)

If the Lessee shall not have completed such removal and making good on the expiration of the term of this Lease (or in the case of the determination of the term of this Lease within a reasonable time after such determination) then the Lessor may remove and store such partitions alterations or additions as the Lessee shall have failed to remove and the Lessee undertakes to repay on demand all costs and expenses incurred by the Lessor in so doing and the Lessor may alternatively elect not to effect such removal in which case the Lessor shall by notice in writing given to the Lessee notify the Lessee that unless the Lessee shall have effected such removal within fourteen (14) days of the date on which such notice is given such partitions alterations or additions as have not been removed by the Lessee shall be forfeited to the Lessor and where the Lessee fails to comply with such notice such partitions alterations and additions shall at the expiration of such fourteen (14) day period become the absolute property of the Lessor.

6.8	Notice of Damage and Defects by Lessee

The Lessee shall forthwith give notice to the Lessor (or where appropriate to the Building supervisor or managing agent of the Lessor) of:

(a)	any damage and of any accident to or defects in the Premises or in the Building or in any of the services or other facilities provided by the Lessor in the Premises or the Building;

(b)	any circumstances likely to occasion any damage or injury occurring within the Premises or the Building.

7.	INSURANCE AND INDEMNITY

7.1	Public Risk and Glass insurance by Lessee

The Lessee shall keep current at all times during its occupation of the Premises:

(a)

a policy of public risk insurance applicable to the Premises and the business carried on therein for an amount not less than the amount stated in Item 15 of the Reference Schedule (being the amount which may be paid out arising out of any one single accident or event);

(b)	an insurance policy in the name of the Lessee for the full insurable value on a replacement basis against all insurable risks all glass (including plate glass) in or enclosing the Premises;

(c)

an insurance policy in relation to the Lessee’s own fixtures plant machinery furniture and goods against the usual insurable risks (including but not limited to damage by accident fire lightning storm tempest and earthquake act of God war or riot force majeure or similar events) in the full insurable value thereof.

Such insurance policies shall be taken out with an insurance company lawfully authorised to provide insurance products in Australia. If so requested by the Lessor, the Lessee must provide the Lessor with copies of certificates of currency for all insurance policies that the Lessee is required to hold under this Lease.

The Lessor will hold and maintain insurance in respect of loss and damage to the Building such that a prudent owner of like buildings in Adelaide would hold.

7.2	Lessee Not to Prejudice Lessor’s Insurance or Premium Rate

The Lessee and persons under his control shall not do or permit to be done anything upon the Premises whereby any insurance effected by the Lessor or by the Lessee may be rendered void or voidable or (except with the Lessor’s prior written approval) whereby the premium payable on any such insurance shall be liable to increase AND the Lessee shall as and when required by the Lessor pay all extra premiums payable by the Lessor on account of extra risk caused by the use to which the Premises are put by the Lessee.

7.3	Compliance with Insurance Council Requirements

The Lessee covenants at all times and in all respects to comply with the requirements of the Insurance Council of Australia the Fire Protection Division of the South Australian Metropolitan Fire Service or any similar body having like jurisdiction and with the requirements of any relevant statute regulation or other notice issued by any similar authority. Nothing in this clause imposes any obligation on the Lessee to undertake any structural works or incur any costs of a capital nature in respect of compliance with the above mentioned matters.

7.4	Lessee to Occupy Premises at its Risk

The Lessee agrees to occupy and use the Premises at the Lessee’s risk and releases to the fullest extent permitted by law the Lessor its servants agents and contractors in the absence of any neglect or default on their part from all claims and demands of any kind and from all liability which may arise in respect of any accident damage or injury occurring to any person or property in or about the Premises or the Building.

7.5	Indemnity by Lessee

The Lessee shall keep the Lessor indemnified against all claims actions losses and expenses of any nature which the Lessor may suffer or incur or for which the Lessor may become liable in respect of or arising out of:

(a)	the negligent or careless use or misuse by the Lessee and persons under its control of the Premises or the Building or arising out of any faulty fixture or fitting of the Lessee;

(b)

any accident or damage to property or injury or death suffered by any person arising from any occurrence in or near the Premises to any person or property to the extent arising from any act or omission by the Lessee and persons under his control.

8.	USE OF THE PREMISES AND THE BUILDING

8.1	Use to Which Premises May be Put by Lessee

The Lessee shall not use the Premises otherwise than for the purpose stated in Item 16 of the Reference Schedule.

8.2	No Warranty by Lessor as to Suitability of Premises

The Lessee hereby covenants and agrees with the Lessor that the Lessee has relied on its own judgement expertise and the Lessee’s experts in deciding that the premises hereby let are suitable for the Lessee’s purposes and that the Lessor has given no warranty as to the use to which the Premises may be put and that the Lessee has satisfied itself thereon and shall be deemed to have accepted this Lease with full knowledge of, and subject to, any prohibitions or restrictions on the use thereof under or in pursuance of any Act Ordinance Regulation By-law or other statutory enactment or order of Court. Should the use be permissible only with the consent of any authority under or pursuance of any such Statute Ordinance Regulation By-law or other enactment or order of Court the Lessee shall obtain such consent at the Lessee’s own cost and expense. To the full extent permitted by law all warranties as to suitability and as to adequacy implied by law are hereby expressly negatived.

8.3	Payment of Utility Charges by Lessee

(a)

The Lessee hereby covenants and agrees to pay all charges for gas electricity (including light and power and air-conditioning energy) oil and water separately metered and consumed in or on the Premises and also all charges in respect of any telephone services connected to the Premises and all other charges and impositions imposed by any public utility or authority for the supply of any service separately supplied to the Premises. Where there exists no separate meter for recording or measuring in respect of the Premises any of the services or substances referred to in this clause where the Lessee requests the installation of such meters and the Lessor installs the same then the Lessee must reimburse the Lessor for the Lessor’s costs in respect of the installation of such meters.

(b)

The Lessee shall pay to the Lessor that percentage stated in Item 18(b) of the Reference Schedule for the Lessee’s percentage of ground floor air conditioning electricity charges which will be invoiced quarterly in arrears by the Lessor.

(c)

Should the Lessee make default in payment of any of the charges referred to in paragraph (a) and (b) of this clause 8.3 then the Lessor may pay the same and forthwith recover the amount paid as if the same were rent in arrears payable by the Lessee.

8.4	Use of Premises by Lessee

The Lessee shall during its occupation of the Premises:

(a)

advise the Lessor (or where applicable its managing agent) of the private address and telephone number of the Lessee’s Representative (for contact with the Lessee in an emergency) and shall keep the Lessor or its managing agent informed of any change of such address or telephone number;

(b)

secure the Premises against unauthorised entry at all times when the Premises are left unoccupied and the Lessor reserves the right by its servants and agents to enter upon the Premises and fasten same if the Premises are left unsecured;

(c)

take such steps as are necessary to prevent infiltration of air into the Premises and not do anything whereby the working or efficiency of the air conditioning plant servicing the Building or the Premises may be affected;

(d)	upon the cessation of the Lessee’s right to occupy the Premises the Lessee shall deliver to the Lessor or its managing agent all keys to the Premises;

(e)	observe the operating procedures and regulations of the Building contained in the Second Schedule.

8.5	Restrictions on Use of Premises by Lessee

The Lessee shall not:

(a)	use or permit to be used for other than their designed purposes any of the fixtures or fittings in the Premises or the Building;

(b)

store or use inflammable or dangerous substances upon the Premises (except as may be necessary for the ordinary conduct of the permitted use of the premises specified in Item 16 of the Reference Schedule in which case the Lessee shall notify the Lessor in writing of the maximum quantity of any such inflammable or dangerous substance that the Lessee shall store on the premises);

(c)

do or permit to be done on the Premises or in the Building anything which in the opinion of the Lessor may become a nuisance disturbance obstruction or cause of damage whether to the Lessor or to other tenants or users of the Building nor to use the Premises in any noisy noxious or offensive manner;

(d)	obstruct or interfere with any of the entrances or common areas of the Building;

(e)	occupy or permit the Premises to be occupied or used by the Lessee and persons under its control during the hours stated in Item 17 of the Reference Schedule;

(f)

permit any sign advertisement name or notice (other than on any sign board or directory referred to in clause 8.6 hereof) to be placed on any part of the Premises or Building where such sign advertisement name or notice is of an incongruous or unsightly nature having regard to the character and use of the Building and prior to the installation or placement of any sign advertisement name or notice the Lessee shall:

(i)	obtain the Lessor’s prior written consent such consent not to be capriciously or unreasonably withheld; and

(ii)	obtain the prior consent of any relevant competent authority;

(g)	use the common areas of the Building during the hours stated in Item 17 of the Reference Schedule;

(h)	use or permit to be used any radio record player tape or video recorder television loudspeaker screen or other equipment likely to be heard or seen from outside the Premises;

(i)	conduct or permit to be conducted on the Premises any auction bankruptcy or fire sale.

8.6	Provision of Directory by Lessor

Where the Lessor at the request of the Lessee provides the Lessee with identification on any sign board or directory installed by the Lessor in or near any of the entrances to the Building the Lessee shall pay to the Lessor on demand the cost of providing such identification.

9.	RIGHTS RESERVED BY LESSOR

9.1	Maintenance by Lessor

The Lessor reserves the right to use maintain and repair all services and/or associated fixtures and fittings passing through the Premises or the Building.

9.2	Entry by Lessor to View and Effect Repairs and Alterations

The Lessor shall have the right to enter upon the Premises with all necessary materials and equipment at all reasonable times and on reasonable notice (but at any time and without notice in the case of an emergency):

(a)	to enter and view the state of repair of the Premises and to ascertain whether or not there has been any breach of the terms of this Lease;

(b)	to carry out repairs or other works to the Premises or to the Building or to any adjacent Building;

(c)

to execute any work required to remedy a defect which is the Lessee’s duty to repair if the Lessee has not within twenty-one (21) days of the date of receipt by the Lessee of the written notice from the Lessor requiring such defect to be repaired taken steps to remedy the defect and without prejudice to other remedies the Lessor may recover the costs of such repairs from the Lessee forthwith on demand;

(d)

for the purpose of complying with the terms of any present or future legislation affecting the Premises or the Building or of any notice served on the Lessor or Lessee by any competent authority for which the Lessee is not responsible under this Lease;

(e)	in the event the Premises of the Building are either destroyed or damaged for the purpose of rebuilding or restoration;

(f)	for the purpose of carrying out any repairs alterations additions or other works to the utility or other services provided to the Lessee and/or other tenants of the Building;

PROVIDED ALWAYS in exercising such rights the Lessor shall use its best endeavours to minimise any disturbance caused to the Lessee in its occupation and use of the Premises.

9.3	Work by Lessor to Remedy Lessee’s Default

The Lessor may elect to remedy at any time without notice any default by the Lessee under this Lease and whenever the Lessor so elects all costs and expenses incurred by the Lessor (including legal costs and expenses) in remedying such default shall be paid by the Lessee to the Lessor forthwith on demand.

9.4	Default by Lessee

(a)	If at any time during the occupation of the Premises by the Lessee:

(i)	any rent or other moneys payable by the Lessee are in arrears for more than fourteen (14) days although no formal demand therefore has been made; or

(ii)

in case of default by the Lessee in respect of any obligation on the part of the Lessee arising out of any term condition or covenant contained in this Lease and such default is continued for fourteen (14) days or in the case of repairs required to be effected by the Lessee such repairs are not completed within a reasonable time; or

(iii)	execution be levied against any of the assets of the Lessee; or

(iv)	the Lessee (being a natural person) is convicted of any indictable offence; or

(v)	the Lessee (being a company) either:

(1)	goes into liquidation (other than a voluntary liquidation for the purpose of re-organisation); or

(2)	is wound up or dissolved; or

(3)	enters into a scheme of arrangement with its creditors or any class thereof; or

(4)	is placed under official management; or

(5)	a receiver or manager of any of its assets is appointed; or

(6)	an administrator or controller is appointed pursuant to Corporations Act then notwithstanding any prior waiver or failure to take action by the Lessor or indulgence granted by the Lessor to the Lessee in respect of any such events whether past or continuing it shall be lawful for the Lessor or any other person duly authorised by it (subject to due compliance with Section 10 of the Landlord and Tenant Act 1936 (as amended)(if applicable)) to:

re-enter upon the Premises or any part thereof in the name of the whole and thereby determine the estate of the Lessee; and to remove or otherwise deal with as provided in clause 6.7 all goods fittings fixtures and effects found on the Premises without prejudice to the rights of the Lessor in respect of any action or any remedy for arrears of rent or breach of covenant or damages as the result of any such event.

(b)	Essential Terms

(i)	Each of the covenants by the Lessee which are specified in this paragraph are essential terms of this Lease:

(1)	the covenant to pay rent and additional payments throughout the term of this Lease as provided for in clause 4 hereof;

(2)	clause 5 hereof relating to Assignment and Sub-letting;

(3)	clause 8.1 hereof relating to the use of the Premises by the Lessee;

(4)	clause 6.3 hereof relating to the Reinstatement by the Lessee.

(ii)	In respect of the Lessee’s obligations to pay rent the acceptance by the Lessor of arrears or of any late payment of rent shall not constitute a waiver of the essentiality of the Lessee’s obligation to pay interest in respect of those arrears or of the late payments or in respect of the Lessee’s continuing obligation to pay rent during the Lease term.

(iii)

The Lessee hereby covenants to compensate the Lessor in respect of any breach of an essential term of this Lease and the Lessor is entitled to recover damages from the Lessee in respect of such breach. The Lessor’s entitlement under this clause is in addition to any other right remedy or entitlement to which the Lessor is entitled (including the right to re-enter and determine the estate of the Lessee) and shall not be prejudiced by the exercise of the right of re-entry.

(c)	Damages in respect of Repudiation or Breach by Lessee

(i)

In the event that the Lessee’s conduct (whether by way of action or omission) constitutes a repudiation of this Lease (or of the Lessee’s obligations under this Lease) or constitutes a breach of any covenant contained in this Lease, the Lessee covenants to compensate the Lessor for the loss or damage suffered by reason of the repudiation or breach.

(ii)	The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the damage suffered by the Lessor during the entire term of this Lease.

(iii)	The Lessor’s entitlement to recover damages shall not be affected or limited by any of the following:

(1)	if the Lessee shall abandon or vacate the Premises;

(2)	if the Lessor shall elect to re-enter or to determine the estate of the Lessee;

(3)	if the Lessor shall accept the Lessee’s repudiation;

(4)	if the parties’ conduct shall constitute a surrender by operation of law.

(iv)

The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire Lease term including the periods before and after the Lessee has vacated the Premises and before and after the abandonment termination repudiation acceptance of repudiation or surrender by operation of law referred to in paragraph (c) (iii) (4) of this clause 9.4 whether the proceedings are instituted either before or after such conduct.

(v)

In the event of the Lessee vacating the Premises whether with or without the Lessor’s consent the Lessor shall be obliged to take reasonable steps to mitigate its damages and to endeavour to lease the Premises at a reasonable rent and on reasonable terms. The Lessor’s entitlement to damages shall be assessed on the basis that the Lessor should have observed the obligation to mitigate damages contained in this paragraph. The Lessor’s conduct in pursuance of the duty to mitigate damages shall not by itself constitute acceptance of the Lessee’s breach or repudiation or a surrender by operation of law.

9.5	Right for Lessor to Vary Operating Procedures and Building Regulations

The Lessor shall have the right to vary or amend from time to time the Operating Procedures and Building Regulations contained in Part B of the Second Schedule by written notice given to the Lessee PROVIDED THAT no such variation or amendment shall derogate from the rights of the Lessee under this Lease and in the event of any inconsistency between the provision of this Lease and the Operating Procedures and Building Regulations the provisions of this Lease shall prevail.

9.6	Fire Drills and Evacuation Procedures

The Lessor shall have the right to require the Lessee to perform from time to time fire drills and observe all necessary and proper emergency evacuation procedures and the Lessee and persons under its control shall co-operate fully with the Lessor in performing such drills and procedures PROVIDED THAT in requiring the Lessee and persons under its control to carry out such drills and procedures the Lessor shall use its best endeavour to minimise any disturbance thereby caused to the Lessee in its occupation and use of the Premises AND IT IS FURTHER PROVIDED THAT the Lessor shall not be liable for any loss or damage to the Lessee’s property nor shall it be liable for any death or injury caused to the Lessee its servants agents customers or invitees as a result of any fire drills or other procedures requested by the Lessor under this sub-clause (other than where caused by the negligent acts or omissions of the Lessor or the Lessor’s agents) and the Lessee hereby indemnifies and agrees at all times to keep indemnified the Lessor in respect of any cost claim demand suit action or legal proceedings against the Lessor in respect of any loss damage death or injury arising from any request under this clause. Any non-compliance by the Lessee of its obligation under this clause shall be deemed to be a default for the purpose of clause 9.4(b).

9.7	Power of Attorney in Favour of Lessor Upon Lessee’s Default

Should the Lessor become entitled to re-enter and take possession of the Premises and determine this Lease after necessary compliance with any relevant statutory provision as to the exercise of rights of forfeiture (of which the statutory declaration of any officer of the Lessor shall be conclusive evidence for the purpose of the Registrar General) the Lessee hereby irrevocably appoints the Lessor to be the attorney of the Lessee for it in its name and as its act and deed from time to time if and when such attorney shall think fit for the purpose of giving full effect to the power of re-entry to execute and to procure the registration of a surrender of this Lease and to record this power of attorney and procure to be done any act matter or thing which may be required to give full effect thereto according to the Real Property Act 1886 (as amended) or to any other law or usage for the time being in force in the State of South Australia and all and whatsoever such attorney shall lawfully do or purport to do or cause to be done by virtue of the said appointment is ratified and confirmed by this Lease.

10.	COVENANTS BY LESSOR

10.1	Services to be Provided by Lessor

The Lessor shall provide the Building Services and will use his best endeavours to ensure that subject to subclause 10.2 such services are operable at all times.

10.2

If it shall be necessary for the Lessor to temporarily withdraw the provision of any of the Building Services for the purposes of either maintenance, or repair, or in the course of renovating or refurbishing the building or the premises, then the Lessor shall undertake such maintenance, repairs, renovations or refurbishment promptly in accordance with the requirements of all laws and regulations for the time being in force in South Australia and at such times and in such manner as having regard to the circumstances of the case will:

(a)	minimise the Lessee’s loss of use of such Building Services; and

(b)	cause as little inconvenience as possible to the Lessee and the activities of the Lessee upon the premises.

10.3	Quiet Enjoyment

(a)	The Lessor shall pay all rates taxes and assessments charged upon the land or the Building except those which the Lessee is obliged to pay.

(b)

The Lessee upon paying the rent and other moneys payable to the Lessor and upon performing the Lessee’s obligations under this Lease shall and may peaceably possess and enjoy the Premises during the continuance of this Lease without any undue interruption or disturbance from the Lessor or any person rightfully claiming through under or in trust for the Lessor.

11.	MISCELLANEOUS

11.1	Damage to the Building and to the Premises

In case any part of the Building shall be damaged or destroyed by fire or any other cause so as to render the same unfit for the occupation and use by the Lessee or any other tenant or occupier of the Building then this Lease and the term hereby granted may (whether or not the Premises have been damaged or destroyed) at the option of the Lessor be absolutely terminated and at an end upon the Lessor giving to the Lessee notice in writing to that effect and thereupon the Lessee shall cease to have any claim for or right to recover any damages by reason of such termination but without prejudice to the rights of either party for an antecedent breach of covenant or in the event that the Lessor shall not elect so to terminate this Lease and as a result of such damage or destruction the Premises are not fit for the occupation of the Lessee then PROVIDED such damage or destruction has not been occasioned by any act or neglect of the Lessee the rent reserved by this Lease or a proportionate part thereof according to the nature and extent of the damage shall abate.

Any dispute arising under this provision as to the amount of rent to be abated shall be determined by an expert valuer selected by mutual agreement between the Lessor and the Lessee PROVIDED THAT should the parties be unable to agree on such a valuer then either the Lessor or the Lessee may request the President of the South Australian Division of the Australian Property Institute Limited (or should that Institute then have ceased to exist the President or other principal officer for the time being of such body or association as then serves substantially the same objects as that Institute) to nominate a valuer who shall make a final determination of the amount by which the rent reserved is to be abated and of the duration of such abatement and in making such determination such valuer shall be deemed to be acting as an expert and not as an arbitrator and the costs incurred in having such determination made shall be borne equally by the parties AND PROVIDED FURTHER that if the Premises be so damaged or destroyed during the term of this Lease and the Lessor shall not within a reasonable time notify the Lessee of its intention to restore the Premises and thereafter with all reasonable speed proceed to restore the same THEN the Lessee shall have the right to terminate this Lease by notice in writing to the Lessor and the term hereby granted shall cease upon the giving of such notice without prejudice to the rights of either party for any antecedent breach of covenant.

11.2	Termination of Lease on Total Destruction of the Building

If the Building shall be totally destroyed then:

(a)	this Lease may be determined by written notice by either the Lessor or the Lessee without liability attaching to either party by reason of such determination;

(b)	nothing herein contained or implied shall be deemed to impose any obligation on the Lessor to rebuild or reinstate or make fit for occupation the Premises or the Building.

11.3	Lessee to Pay Lessor’s Costs

In addition to the rent and other moneys reserved by this Lease the Lessee shall pay:

(a)

one half of the Lessor’s legal costs of the preparation of this Lease including mortgagee consent fees and the whole of any stamp duty and registration fees with each party bearing their own costs of the negotiations in respect of this Lease;

(b)	the cost of preparation of any plans (if required) in relation to this Lease;

(c)

all costs charges and expenses for which the Lessor shall become liable in consequence of or in connection with any breach or default by the Lessee in the performance or observance of any of the terms covenants and conditions of this Lease.

11.4	Lessee to Permit Inspection and Display of Signs

The Lessee will at all reasonable times permit the Lessor to exhibit the Premises to prospective purchasers and will during the period of six (6) months prior to the termination of this Lease permit the Lessor at all reasonable times to exhibit the premises to prospective tenants.

11.5	Notice

Any notice or other document required to be given or served under this Lease may be given or served:

(a)	in any manner mentioned in Section 276 of the Real Property Act 1886 (as amended); or

(b)	by registered post; or

(c)

by means of any document exchange service of which the party to be served is a member and any notice or other document shall when given or served by either of the methods mentioned in subclause (b) or (c) be deemed to have been given or served and received by the other party two (2) days after the date of posting or delivery at the document exchange whether actually received or not AND in the case of any notice or document required to be served or given by the Lessor to the Lessee the same may be signed on behalf of the Lessor by its managing agent manager secretary assistant secretary or solicitor.

11.6	Necessary Consents

It is hereby expressly agreed and declared between the parties hereto that insofar as any consent or approval may be required from any Governmental Local Governmental Municipal Semi-Governmental or planning authority to this Lease or the terms hereof this Lease is made expressly subject to the obtaining of any such consent or approval. It is acknowledged by the parties that should the obtaining of any such consent or approval be overlooked for any reason whatsoever neither party may use any such lack of consent or approval to avoid the terms hereof until such time as either or both parties have had a reasonable opportunity of obtaining any such consent or approval as may be required.

11.7	Yielding Up

Subject to clause 6 hereof the Lessee will forthwith upon the expiration or sooner determination of this Lease peaceably surrender and yield up to the Lessor the Premises clean and free from rubbish and in good and substantial repair and condition fair wear and tear excepted. All keys and access cards must be returned to the Lessor.

12.	SPECIAL COVENANTS AND CONDITIONS

It is hereby covenanted agreed and declared that the special conditions contained in the Fourth Schedule shall apply to this Lease to the extent that if there is any inconsistency between the foregoing covenants and conditions and the special covenants and conditions contained in the Fourth Schedule then the latter shall prevail.

FIRST SCHEDULE

Inventory of Lessor’s Fixtures and Fittings

Description/Item		Condition of Item at Commencement Date

1.	Carpet	New

2.	Blinds	Good

3.	Light Fittings	Good

4.	Partitions	Good

5.	Fire Extinguishers	Good

SECOND SCHEDULE

Part A – Services to be Provided by Lessor Under Clause 10.1

Air Conditioning

The Lessor shall make all reasonable endeavours to maintain Air Conditioning flow as follows:

Internal temperature:

22°C + or - 2°C - BB/18 Dec C WB

Outside Ambient:

38°C DB/21°C Wetbulb (Summer)

8°C DB (Winter)

However, the Lessor does not guarantee the constant maintenance of the Air Conditioning flow as set out above.

Part B – Operating Procedures and Building Regulations

Subject to Lessor’s Right to Vary Under Clause 9.5

1.

The Lessee shall not in any way obstruct or permit the obstruction of the pavements entrances arcades vestibules corridors passages halls elevators stairways fire doors and escape doors relating to the Building or use them or any of them for any other purpose than for ingress or egress.

2.

The Lessee shall not inscribe paint display or affix any sign advertisements name flagpole flag or notice on any part of the outside or inside of the Building except with the prior written consent of the Lessor and then only of such colour size and style and in such place or places as shall be first approved by the Lessor. The cost of affixing the Lessee’s name and description on the directory boards in main foyer and on the Lessee’s floor shall be paid by the Lessee.

3.	No window blind window screen awning or floor covering shall be erected or installed without the prior written approval of the Lessor.

4.

Except with the prior written consent of the Lessor no musical instruments shall be played in or about the Building but this rule shall not prohibit the Lessee from playing background recorded music provided the volume is kept at a level which does not cause a nuisance or annoyance to other Lessees or users of the Building.

5.

Except with the prior written consent of the Lessor there shall be no cooking of food in the Premises or the Building and no animals or birds shall be kept in the Building or be brought into the Building.

6.

The Lessee shall not throw anything out of the windows or doors or down any elevator shaft passage or skylight or into any light area of the Building or deposit waste paper or rubbish anywhere except in prior receptacles or place upon any sill ledge or other like part of the Building or the common Areas any articles or substance.

7.	The Lessee shall not use any method of lighting cooling or heating other than as prescribed and fixed by the Lessor or under special agreement made with the Lessor for the purpose.

8.

The Lessee will use or permit to be used for the receipt delivery or other movement of any goods wares or merchandise or articles of bulk or quantity only such parts of the Premises and the Common Areas and at such times as the Lessor may from time to time permit and the Lessee will generally comply with all reasonable requirements of the Lessor in regard to such matters.

9.

The Lessee shall not leave any doors or windows unlocked or unfastened when the Premises are left unoccupied and the Lessor reserves the right for the Lessor caretaker or other duly authorised persons to enter the Premises and fasten the same if left insecurely fastened.

10.

The Lessor will provide keys for locks on doors or other openings of the Premises and the Lessee will return to the Lessor on the determination of the Lease all such keys whether the same have been supplied by the Lessor or otherwise acquired by the Lessee and shall not permit the same at any time to come into the possession of any person other than the Lessee or the Lessee’s servants and agents.

11.	No rubbish or waste shall at any time be burned by the Lessee in the Building.

12.	The Lessee shall not conduct or permit to be conducted on the Premises any auction bankrupt or fire sale.

13.

The Lessee shall not use or permit to be used the Common Areas or any parking area or any part thereof for any business or commercial purpose or the display or advertisement of any goods or services or generally for any purpose other than a purpose for which the same was intended or provided.

14.

No nails screws or hooks shall be driven into any parts of the Building or the partitions therein without the Lessors prior written consent nor shall any explosive power driven method of fixing articles to ceilings walls or floors be used.

15.

The Lessee shall not use or cause to be used in the Premises any chairs with castors unless each of the castors of such chairs are fitted with dual wheels of a type and standard approved by the Lessor and the chairs are only used on protective mats.

THIRD SCHEDULE

Lessee’s Contribution to Outgoings of the Building

1.

The Lessee shall pay to the Lessor that percentage stated in Item 18(a) of the Reference Schedule of the amount by which the outgoings of the Building for each year of the term of this Lease commencing on 1st July and ending 30th June in each such year exceed the total calculated by reference to paragraph 3 of this Schedule (hereinafter called “the base figure”). The Lessor will provide the Lessee within 30 days of the end of each 30th June an invoice for any amount due under this clause together with a statement setting out and detailing the amount by which outgoings exceed the base figure. To avoid doubt, no such amounts are payable by the Lessee in respect of the period form the commencement of the Lease to and including 31 May 2021.

2.

For the purpose of this Lease “the outgoings of the Building” shall mean the total sum of all rates taxes costs and expenses of the Lessor properly or reasonably assessed or assessable paid or payable or otherwise properly and reasonably incurred in respect of the Building or the Land and in relation to the control management and maintenance of the Building and without limiting the generality of the foregoing shall include:

(a)

all rates taxes levies charges assessments duties impositions and fees at any time or from time to time payable to any Government local Government semi-Government or other competent authority in respect of the Land and/or Building irrespective of the ownership thereof;

(b)	all charges for and costs in relation to the supply of water sewerage and drainage;

(c)	all amounts payable in respect of insurance relating to the Building including public risk and loss of rents insurance;

(d)	all reasonable costs (inclusive of wages) of the management control and administration of the Building;

(e)

the costs of operating supplying maintaining repairing and renovating all services (except repairs of a structural nature) from time to time provided by the Lessor for tenants and occupiers of the Building including public lighting, exhaust systems and lifts (if any) and the plant and equipment required for any such services;

(f)	the cost of supplying maintaining repairing and renovating the airconditioning plant servicing the Building (except repairs of a structural nature);

(g)	the cost of general repairs and maintenance of the Building (except repairs of a structural nature); and

(h)	the cost of fire protection of the Building.

For the purposes of the above the outgoings will not include capital costs in replacing any Building plant and equipment.

3.	For the purposes of this lease the base figure for the calculation of increases in the outgoings of the Building shall be deemed to be the sum of the following:

(a)	Council Rates, Emergency Services Levy and State Land Tax

Rates, levy and tax payable for the year ending 30th June 2021.

(b)	Water Sewerage and Drainage Rates

Rates payable for the year ending 30th June 2021

(c)	The sum of all outgoings costs and expenses as defined in paragraph 2 (Items (c) to (h)) for the year ending 30th June 2021

FOURTH SCHEDULE

SPECIAL COVENANTS AND CONDITIONS

1.	CAR PARKING

(a)

In consideration of the rental payable under this Lease by the Lessee the Lessor HEREBY FURTHER AGREES to allow the Lessee and persons under its control to use eighteen (18) car parking spaces for the sole purpose of the parking of passenger motor vehicles to the intent that the rent reserved by this Lease (as reviewed from time to time) shall include the use of the said car parking spaces on the following terms and conditions:

(i)

the rights of use of the said car parking spaces shall not be assigned or sublet to any person or body corporate (including but without limiting the generality thereof any employee servant or agent of the Lessee) without the prior written approval of the Lessor being first had and obtained and shall cease forthwith upon the expiration of the term of this Lease or upon sooner determination hereof;

(ii)

the right of the Lessee in relation to the car parking space shall rest in contract only and shall not create in or confer upon the Lessee any tenancy or any estate or interest in the said car parking spaces and the rights of the Lessee therein shall be those of a licensee only and the Lessor shall be at liberty upon giving reasonable notice to the Lessee to re-locate the car parking spaces available to the Lessee.

2.	LEASING OF PARTITIONS

Notwithstanding anything contained herein but without prejudice to the other covenants of the Lessee herein contained, in the event that the Lessee proposes to lease fixed partitions or any other fixture in the Premises the Lessee hereby covenants that it shall first procure the Lessor as a party to any leasing agreement which such leasing agreement shall include a clause satisfactory to the Lessors’ solicitors to the effect that the Lessor of any such fixed partitions or other fixtures shall covenant with the Lessor of this Lease to make good and repair any defacement or damage caused to the Premises and to properly clean the Premises as a result of removal of any such partitions or other fixtures in the exercise of the rights of the Lessor under any such leasing agreement.

3.	ACCESS TO PREMISES

Notwithstanding anything contained in the covenants to this Lease or contained in the Operating Procedures and Building Regulations contained in the Second Schedule hereto the Lessor and the Lessee hereby further covenant and agree that the Lessor shall allow the Lessee to have twenty four (24) hour access to the Premises seven (7) days a week PROVIDED THAT the Lessee strictly observes the security procedures for the Building including but without limiting the generality thereof the keeping of all doors and windows and openings used by the Lessee to gain access to the Premises outside normal business hours securely locked and fastened AND FURTHER that the Lessee shall be responsible for the cost and replacement or making good of any loss or damage caused to the Lessor’s property or the property of any other tenant in the Building in the event that the Lessee fails to strictly observe such security procedures and any such loss or damage occurs solely or partly due to the failure by the Lessee to strictly observe such security procedures.

4.	CONFIDENTIALITY

The terms and conditions of this Lease shall remain confidential in all respects between the Lessor and the Lessee and shall not be divulged to any other party or organization without mutual consent unless required by law to do so.

5.	BANK GUARANTEE

A Bank Guarantee (expiring no earlier than two (2) months after expiry of the Lease) equivalent to six (6) calendar months rental hereunder plus GST on terms and conditions acceptable to the Lessor shall be provided by the Lessee prior to the commencement of the term of this Lease and by any approved assignee prior to the date of assignment of this Lease. The Lessor will be entitled to draw upon the Bank Guarantee in the event of a breach by the Lessee of any of the terms, conditions, agreements on the Lessee’s part herein contained and the full amount of that Bank Guarantee shall be able to be used by the Lessor in the event of a breach subject to a subsequent right of the Lessee to a refund of any portion of that Bank Guarantee held by the Lessor after deduction of the Lessor’s reasonable damages and costs and expenses of any kind arising out of the breach including the Lessor’s loss of rental, costs of re-leasing and all other costs and expenses incurred by it which sum, if any, shall be refunded by the Lessor within a reasonable time after the Lessor has calculated the Lessor’s damages and costs and expenses incurred therein.

6.	AIR CONDITIONING MODIFICATIONS

The Lessee shall pay to the Lessor upon demand all costs and expenses incurred by the Lessor of and incidental to any modifications required to the air-conditioning system as a consequence of the Lessee’s fit-out. Three (3) quotations for such modifications shall be obtained and the lowest quotation shall be accepted.

FIFTH SCHEDULE

RIGHT OF RENEWAL

1.	RIGHT OF RENEWAL PROCEDURE

If the Lessee desires to take a lease of the Premises for any further term specified in Item 10 of the Reference Schedule (commencing upon the expiration of the then current term) and:

1.1

not more than nine (9) months and not less than six (6) months prior to the expiration of the then current term (of which time shall be of the essence) the Lessee gives notice in writing to the Lessor to that effect; and

1.2	the Lessee has not breached or been in default of any of the terms covenants conditions and provisions of this Lease; and

1.3	the Lessee as at the date of such notice is not in breach or default of this Lease; and

1.4	the Lessee is not subsequently in default of this Lease (save such as shall have been remedied to the Lessor’s satisfaction).

THEN the Lessor will at the cost and expense in all things (including legal costs and stamp duty) of the Lessee grant a further lease (hereinafter called “the Further Lease”) to the Lessee of the Premises for the further term specified at a rent (determined as hereinafter provided) and otherwise subject to the same terms covenants provisions and conditions as are in the Lease contained except as provided in clause 2 of this Fifth Schedule PROVIDED THAT if the due observance or performance by the Lessee of its duties and obligations hereunder shall have been guarantee by any Guarantor then the execution by such Guarantor of such documents or assurances as the Lessor may require for the purpose of affirming or renewing such guarantee for such Further Lease shall be a condition precedent to the exercise by the Lessee of the right of renewal contained in this Fifth Schedule.

2.	FURTHER RIGHTS OF RENEWAL (IF ANY)

The Further Lease shall not contain any option for renewal if only one further term is specified in Item 10 of the Reference Schedule.

If more than one further term is specified in Item 10 of the Reference Schedule, then Item 10 of the Reference Schedule will be completed by excluding the period covered by the term of the Further Lease.

SIXTH SCHEDULE

RENT REVIEWS

1.

The method of rent review shall be to increase the annual rental payable immediately prior to each of the review dates specified in Item 11 and Item 12 of the Reference Schedule by three percent (3%). The annual rent percentage increase shall be reviewed prior to a further term.

2.	Notwithstanding the above, the method of rent review for the 1st day of June 2026 shall be to review the rent to the Current Market Rental of the Premises as hereinafter defined.

For the purpose of this Clause the “Current Market Rental” of the Premises shall be a rental to be mutually agreed upon between the Lessor and the Lessee and failing agreement between the Lessor and the Lessee prior to one (1) calendar month before the relevant date of review the Current Market Rental of the Premises shall be determined by some competent and disinterested Valuer to be nominated upon the written request of either the Lessor or the Lessee by the President or Acting President of the Australian Property Institute Limited (S.A. Division) at the joint cost of the Lessor and the Lessee and in so determining the Current Market Rental of the Premises such Valuer shall have regard to the definition of “Current Market Rental” hereinafter appearing. “Current Market Rental” means the best annual rent that can reasonably be obtained in the open market by a willing but not anxious Lessor for the whole of the said premises with or without vacant possession on the basis of the highest and best use thereof and on the basis of a Lease thereof for the residue of the current Lease term at the relevant review date on such terms and condition as is considered can procure for the Lessor acting reasonably both in the granting of the term and in fixing the covenants and conditions upon which the terms is to be held and on the basis that the Lessee has complied with all the obligations imposed on the Lessee as to repair and maintenance (but without prejudice to any rights or remedies of the Lessor in regard thereto) and disregarding (as far as is legally permissible) restrictions relating to rent or to security of tenure contained in any statute or orders rules or regulations thereunder and any directions thereby given relating to any method of termination of rent such lease being on the same terms and conditions in all other respects as this present demise (save in respect of any restriction herein on the user of the said premises and save in the case of determination of the Current Market Rent consequent upon the exercise by the Lessee of a covenant for renewal that covenant for renewal) without the payment of any fine or premium and taking into account any increase in the value of the said premises including but without limited to any increase in value arising from any permanent improvements which were erected or installed at the Lessee’s expense.

Any incentives provided by the Lessor to the Lessee are to be entirely disregarded when determining the Current Market Rental.

PLAN

LESSOR WORKS PLAN

LESSOR’S EXECUTION

EXECUTED by	)

200 GREENHILL ROAD PTY LTD in accordance with the Corporations Act 2001:	)
)

/s/ Andrew Elia

Director	Director/Secretary

Andrew Elia

Full Name	Full Name

*lf only 1 person has signed that person states that he/she is the sole director and sole secretary of the company.

LESSEE’S EXECUTION

EXECUTED by	)

BIONOMICS LIMITED in accordance with the Corporations Act 2001:	)
)

/s/ Errol De Souza	/s/ Suzanne Irwin

Director	Director/Secretary

Errol De Souza	Suzanne Irwin

Full Name	Full Name

*lf only 1 person has signed that person states that he/she is the sole director and sole secretary of the company.